Exhibit 10.9

FINAL FORM – CA RESIDENTS

EXPO EVENT HOLDCO, INC.

2013 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of the date of grant set forth on the signature page hereto (the “Date of Grant”), is between Expo Event Holdco, Inc., a Delaware corporation (together with its successors, the “Company”), and the individual whose name is set forth on the signature page hereto (the “Optionee”).

Section 1.     Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of such number of Shares (“Option Shares”) as is set forth on the signature page hereto (subject to adjustment as provided in Section 7 of the Expo Event Holdco, Inc. 2013 Stock Option Plan (the “Plan”)) on the terms and conditions set forth in this Agreement and in the Plan, a copy of which is being delivered to the Optionee concurrently herewith and is made a part hereof as if fully set forth herein. The grant shall be effective upon the execution of this Agreement by both parties hereto. Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

Section 2.     Purchase Price. The price (the “Option Price”) at which the Optionee shall be entitled to purchase Option Shares upon the exercise of the Option shall be the price per Share set forth on the signature page hereto (subject to adjustment as provided in Section 7 of the Plan).

Section 3.     Term of Option. The Option shall be exercisable to the extent and in the manner provided herein until the close of business on the day preceding the 10th anniversary of the Date of Grant (the “Term”); provided, however, that the Option may be earlier terminated as provided in Section 6, 7 or 8 hereof.

Section 4.     Exercisability of Option.

4.1.     Vesting. Subject to the provisions of this Agreement and the Plan, the Option shall vest and become exercisable in accordance with the following schedule:

(a)     Prior to the first anniversary of the Date of Grant, the Option may not be exercised;

(b)     On or after the first anniversary of the Date of Grant but before the second anniversary of the Date of Grant, the Option may be exercised to acquire up to 20% of the aggregate number of Option Shares;

(c)     On or after the second anniversary of the Date of Grant but before the third anniversary of the Date of Grant, the Option may be exercised to acquire up to 40% of the aggregate number of Option Shares, less any Option Shares previously acquired pursuant to the Option;

(d)     On or after the third anniversary of the Date of Grant but before the fourth anniversary of the Date of Grant, the Option may be exercised to acquire up to 60% of the aggregate number of Option Shares, less any Option Shares previously acquired pursuant to the Option;

(e)     On or after the fourth anniversary of the Date of Grant but before the fifth anniversary of the Date of Grant, the Option may be exercised to acquire up to 80% of the aggregate number of Option Shares, less any Option Shares previously acquired pursuant to the Option; and

(f)     On or after the fifth anniversary of the Date of Grant, the Option may be exercised to acquire up to 100% of the aggregate number of Option Shares, less any Option Shares previously acquired pursuant to the Option.

The portion of the Option which becomes vested and exercisable as described in this Section 4.1 is hereinafter referred to as the “Vested Portion.”

Section 5.     Manner of Exercise and Payment.

5.1.     Notice of Exercise. The Option shall be exercised when written notice of such exercise in substantially the form attached hereto as Exhibit A or such other form as the Committee may require from time to time (the “Exercise Notice”), signed by the person entitled to exercise the Option, has been delivered to the Company in accordance with the provisions of Section 9.6 hereof, provided, further, that with respect to any Participant who is not an Accredited Investor (an “Accredited Investor”) as that term is defined in Rule 501(a) of Regulation D under the Securities Act, such Exercise Notice shall not become effective and may be revoked by the Participant by written notice to the Company until the eighth day after the Company has delivered to the Participant disclosures intended to satisfy the requirements of Rule 701 of the Securities Act (to the extent then applicable). The Exercise Notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of Option Shares in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, by the Optionee’s legal representative.

5.2.     Deliveries. The Exercise Notice described in Section 5.1 shall be accompanied by payment of the full Option Price for the Option Shares in respect of which the Option is being exercised, together with any withholding taxes that may be due as a result of the exercise of the Option, such payment to be made by delivery to the Company of (a) a certified or bank check payable to the order of the Company or (b) cash by wire transfer or other immediately available funds to an account designated by the Company.

5.3.     Issuance of Shares. Subject to Section 13.2 of the Plan, upon receipt of the Exercise Notice and full payment for the Option Shares in respect of which the Option is being exercised, the Company shall take such action as may be necessary under applicable law to cause the issuance to the Optionee of the number of Option Shares as to which the Option was exercised and the Optionee shall cooperate to the fullest extent requested by the Company (including by executing such documents and providing such information) as may be necessary to effect the issuance of such Option Shares in compliance with all applicable law. If the Optionee fails to make any of the deliveries required by Section 5.2 of this Agreement, the Optionee’s exercise shall not be given effect and the Shares shall not be issued to the Optionee.

5.4.     Shareholder Rights. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full Option Price for the number of Option Shares in respect of which the Option was exercised and any withholding taxes due, (b) the Company shall have issued the Option Shares to the Optionee, (c) the Optionee’s name shall have been entered as a holder of record on the books of the Company and (d) the Optionee shall have entered into the Stockholders’ Agreement. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such Option Shares.

Section 6.     Termination.

6.1.     Termination. If the Optionee Terminates, (a) the Option, other than the Vested Portion of the Option, shall terminate and be of no further force and effect as of and following the close of business on the date of such Termination, and (b) the Vested Portion of the Option shall be exercisable by the Optionee during the Post-Termination Exercise Period (as defined below), but in no event after the expiration of the Term. Any portion of the Vested Portion of the Option that, following the Optionee’s Termination, is not exercised prior to the expiration of the Post-Termination Exercise Period shall terminate at the end of the Post-Termination Exercise Period. Notwithstanding anything in this Agreement or the Plan to the contrary, the Option, whether or not exercisable, shall immediately terminate (a) upon a Termination of the Optionee by the Company or a Subsidiary for Cause, (b) in the event that the Optionee violates any provision of Section 7 hereof or (c) in the event that the Optionee violates any provision of any Restrictive Agreement (as hereinafter defined).

6.2.     “Post-Termination Exercise Period” shall mean the period commencing on the Optionee’s Termination and ending at the close of business on the 90th day after the date of the Optionee’s Termination. Notwithstanding anything to the contrary herein, in the event of the Optionee’s death or Disability, the Post-Termination Exercise Period shall mean the period commencing on the Optionee’s death or Disability and ending at the close of business on the 180th day after the date of the Optionee’s death or Disability.

Section 7.     Prohibited Activities. In consideration of and as a condition to the grant of the Option, the Optionee agrees to the following covenants:

7.1.     No Sale or Transfer. The Optionee shall not sell, transfer, assign, grant a participation in, gift, hypothecate, encumber, mortgage, create any lien, pledge, exchange or otherwise dispose of the Option or any portion thereof other than to the extent permitted by Section 6.2 of the Plan or the Stockholders’ Agreement.

7.2.     Proprietary Information. The Optionee agrees that the Optionee will not at any time (a) disclose, directly or indirectly, any Proprietary Information to any Person other than the Company or executives thereof at the time of such disclosure who, in the reasonable judgment of the Optionee, need to know such Proprietary Information or such other Persons to whom the Optionee has been specifically instructed to make disclosure by the Board and in all such cases only to the extent required in the course of the Optionee’s service to the Company or (b) use any Proprietary Information, directly or indirectly, for the Optionee’s own benefit or for the benefit of any other Person. Upon the Optionee’s Termination, the Optionee will immediately deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in the Optionee’s possession or control and will not retain any copies and summaries thereof. All notes, letters, documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (collectively, the “Documents”), whether or not prepared by the Optionee, shall be the sole and exclusive property of the Company. The Optionee will safeguard all Documents and will surrender to the Company at the time the Optionee’s employment Terminates, or at such earlier time or times as the Board may specify, all Documents then in the Optionee’s possession or control.

7.3.     Non-Disparagement. The Optionee shall not at any time make (or cause to be made) to any Person any knowingly disparaging, derogatory or other negative statement about the Company or its Affiliates. The foregoing shall not be violated by (a) truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), or (b) statements that the Optionee in good faith believes are necessary or appropriate to make in connection with his or her good faith performance of their duties to the Company.

7.4.     Right to Terminate Option. The Optionee understands and agrees that the Company has granted this Option to the Optionee to reward the Optionee for the Optionee’s future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company. Accordingly, if the Optionee (a) engages in any activity prohibited by Section 7 of this Agreement, (b) breaches or violates any obligations under any Restrictive Agreement to which the Optionee is a party or (c) is convicted of a felony against the Company or any of its Affiliates, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, exercisable by written notice, to terminate the Option (including the Vested Portion of the Option), or any unexercised portion thereof, which shall be of no further force and effect.

7.5.     Remedies. The Optionee specifically acknowledges and agrees that (a) the restrictions set forth in this Section 7 are reasonable and properly required for the protection of the Company and (b) the Company’s remedies under this Section 7 shall not prevent the Company or any Subsidiary from seeking injunctive or other equitable relief in connection with the Optionee’s breach of any Restrictive Agreement. In the event that the provisions of this Section 7 should ever be deemed to exceed the limitation provided by applicable law, then the Optionee and the Company agree that such provisions shall be reformed to set forth the maximum limitations permitted.

For purposes of this Agreement,

“Proprietary Information” shall mean confidential specifications, know-how, strategic or technical data, marketing research data, product research and development data, manufacturing techniques, confidential customer lists, sources of supply and trade secrets, all of which are confidential and may be proprietary and are owned or used by the Company, or any of its Subsidiaries or Affiliates, and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its Subsidiaries or Affiliates as to which the Optionee may have access, whether conceived or developed by others or by the Optionee alone or with others during the period of service to the Company, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which (a) are in the public domain during or after the period of service by the Optionee provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Optionee in violation of this Agreement or (b) were known to the Optionee prior to commencing employment with the Company.

“Restrictive Agreement” shall mean any agreement between the Company or any Subsidiary and the Optionee that contains non-competition, non-solicitation, non-hire, non-disparagement or confidentiality restrictions applicable to the Optionee.

Section 8.     Corporate Transaction. The provisions of Section 8 of the Plan shall apply to this Option in the event of a Corporate Transaction.

Section 9.     Miscellaneous.

9.1.     Acknowledgment. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time. The Optionee hereby acknowledges that the Optionee has reviewed the Plan and this Agreement and understands the Optionee’s rights and obligations thereunder and hereunder. The Optionee also acknowledges that the Optionee has been provided with such information concerning the Company, the Plan and this Agreement as the Optionee and the Optionee’s advisors have requested.

9.2.     Accredited Investor. The Optionee has completed Schedule I attached hereto which indicates whether the Optionee is an Accredited Investor.

9.3.     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)     Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

(b)     Submission to Jurisdiction; Waiver of Jury Trial. Any litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of New York in New York County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally agrees not to assert (i) any objection which it may ever have to the laying of venue of any such litigation in any federal or state court located in the State of New York in New York County, (ii) any claim that any such litigation brought in any such court has been brought in an inconvenient forum and (iii) any claim that such court does not have jurisdiction with respect to such litigation. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. Each party hereto irrevocably and unconditionally waives any right to a trial by jury and agrees that either of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any litigation.

9.4.     Specific Performance. Each of the parties agrees that any breach of the terms of this Agreement will result in irreparable injury and damage to the other parties, for which there is no adequate remedy at law. Each of the parties therefore agrees that in the event of a breach or any threat of breach, the other parties shall be entitled to an immediate injunction and restraining order to prevent such breach, threatened breach or continued breach, and/or compelling specific performance of the Agreement, without having to prove the inadequacy of money damages as a remedy or balancing the equities between the parties. Such remedies shall be in addition to any other remedies (including monetary damages) to which the other parties may be entitled at law or in equity. Each party hereby waives any requirement for the securing or posting of any bond in connection with any such equitable remedy.

9.5.     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.6.     Notice. Unless otherwise provided herein, all notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally or by email, (b) on the date the delivering party receives confirmation, if delivered by facsimile, (c) three business days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one business day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section:

(a)	If to the Company:

Expo Event Holdco, Inc.
c/o Onex Partners Advisor LP
161 Bay Street
Toronto, ON M5J 2S1
Facsimile: (416) 362-5765
Attention: Kosty Gilis

With a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Facsimile: (212) 859-4000
Attention: Jeffrey Ross, Esq.

(b)	If to the Optionee, at the most recent address and facsimile number contained in the Company’s records.

9.7.     Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Optionee without the prior written consent of the Company. In addition, the Investor Group shall be a third party beneficiary of this Agreement and shall be entitled to enforce this Agreement. In connection with the transfer of any securities of the Company held by the Investor Group, the Investor Group shall be entitled to assign its rights and obligations hereunder to an Affiliate of any member of the Investor Group and, to the extent permitted by the Plan, to a third party.

9.8.     Amendments and Waivers. Subject to applicable law, this Agreement and any of the provisions hereof may be amended, modified, or supplemented, in whole or in part, only in a writing signed by all parties hereto. The waiver by a party hereto of a breach by another party hereto of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach by such other party or as a waiver of any other or subsequent breach by such other party, except as otherwise explicitly provided for in the writing evidencing such waiver. The waiver by a party hereto of a breach by any party hereto of any provision of this Agreement shall not operate or be construed as a waiver of such breach by any other party hereto except as otherwise explicitly provided for in the writing evidencing such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.9.     Counterparts. This Agreement may be executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

9.10.    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

9.11.    Withholding. Whenever Option Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the shares of Common Stock and the delivery of any certificate or certificates for such shares of Common Stock. The Optionee agrees to indemnify the Company against any national, federal, state and local withholding taxes for which the Company may be liable in connection with the Optionee’s acquisition, ownership or disposition of any Option Shares.

9.12.    No Right to Continued Employment or Business Relationship. This Agreement shall not confer upon the Optionee any right with respect to continued employment or a continued business relationship with the Company or any Affiliate thereof, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to Terminate such Optionee at any time.

9.13.    General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

[signature pages follow]

FINAL FORM – CA RESIDENTS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

EXPO EVENT HOLDCO, INC.

By:
Name:
Title:

Agreed and acknowledged as of the Date of Grant:

Name:

Date of Grant:

Shares Subject to the Option:

Option Price:

•	Tranche 1: [50%] Option Shares at $[1X price paid by Onex][i]

•	Tranche 2: [25%] Option Shares at $[1.5X price paid by Onex]

•	Tranche 3: [25%] Option Shares at $[2X price paid by Onex]

i NTD: If the Optionee is receiving Matching Options, 100% of the Matching Options go in this Tranche 1.

FINAL FORM – CA RESIDENTS

Schedule I

ACCREDITED INVESTOR QUESTIONNAIRE

Please check any and all boxes that apply. You must check at least one box:

☐	(i) Your individual net worth, or joint net worth with your spouse, as of the date indicated below, exceeds $1,000,000;

For purposes of this paragraph (i), “net worth” means your assets (excluding the value of your primary residence) minus your liabilities (excluding any debt secured by your primary residence), provided that:

1)	if the amount of the debt secured by your primary residence is greater than the estimated fair market value of your primary residence, you must include such excess amount as a liability;

2)	if you borrowed any amount secured by your primary residence within the 60 day period prior to the date indicated below, you must include such amount as a liability, unless such borrowing results from the acquisition of your primary residence.

If you cease to have at least $1,000,000 in net worth for any reason between the date indicated below and the date of your equity purchase or the date your equity award is made, as applicable, including by reason of borrowing additional amounts secured by your primary residence, you must notify the company of your change in status.

☐	(ii) You had individual income[ii] in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of those years, and you have a reasonable expectation of reaching the same income level in the current year; or

☐	(iii) None of the statements above apply.

[Optionee]
State of Residence: CA
Date:

ii The term “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse), and the term “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to a property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax exempt under section 103 of the Internal Revenue Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under section 611 et seq. of the Internal Revenue Code.

Exhibit A

Expo event holdco, inc.

NOTICE OF OPTION EXERCISE

Subject to the terms and conditions hereof, the undersigned (the “Purchaser”) hereby elects to exercise his or her option to purchase __________ shares (the “Shares”) of Expo Event Holdco, Inc. (the “Company”) under the Expo Event Holdco, Inc. 2013 Stock Option Plan (the “Plan”) and the Stock Option Agreement dated as of _______________, (the “Option Agreement”). The purchase price for the Shares shall be $______ per Share for a total purchase price of $__________ (subject to applicable withholding taxes). The Purchaser tenders herewith payment of the full Option Price in the form of cash, by check or by wire transfer or, if the Purchaser is permitted pursuant to the Option Agreement, by reducing the number of Shares to be issued to him hereby by that number of Shares having an aggregate Fair Market Value on the date hereof equal to the aggregate purchase price of the Shares.

In connection with the purchase of Shares, Purchaser represents and covenants the following:

1.     Knowledge and Representation. If the Purchaser is not an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), the Purchaser acknowledges that as soon as reasonably practicable following its delivery of this notice, the Company will deliver to the Purchaser disclosures intended to satisfy the applicable requirements of Rule 701 of the Securities Act (the “Rule 701 Disclosure”) (to the extent then applicable), in which case the Purchaser understands that he or she may revoke this Notice of Option Exercise by written notice to the Company until the eighth day following the receipt of the Rule 701 Disclosure. The Purchaser is relying on his or her own business judgment and knowledge and the advice of his or her own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company, in making the decision to purchase the Shares. The Purchaser, either alone or with his or her advisors, has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of the purchase of the Shares and has the capacity to protect his or her own interests in connection with such purchase. In furtherance of the foregoing, the Purchaser represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or as to the desirability or value of an investment in the Company has been made to the Purchaser by or on behalf of the Company, and (ii) the Purchaser will continue to bear sole responsibility for making his or her own independent evaluation and monitoring of the risks of his or her investment in the Company.

2.     Investment Intent. The Purchaser is purchasing the Shares for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act, or under any applicable provision of state securities laws. The Purchaser does not have any present intention to transfer the Shares to any person or entity.

3.     Securities Laws; Transfer Restrictions. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. The Purchaser acknowledges and understands that the Shares must be held indefinitely unless (i) they are subsequently registered under the Securities Act or any applicable provision of state securities laws or (ii) an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. In addition, the Purchaser acknowledges and understands that there are substantial restrictions on the transferability of the Shares under the Company’s Stockholders Agreement, dated as of July 19, 2013, as amended from time to time (the “Stockholders Agreement”). The Purchaser understands that the certificate or certificates evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares except in compliance with the Securities Act or applicable state securities laws and except in accordance with the provisions of the Stockholders Agreement, and that the Company will retain physical possession of the Shares as provided in the Stockholders Agreement.

4.     Tax. The Purchaser understands that he or she may suffer adverse tax consequences as a result of his or her purchase or disposition of the Shares. The Purchaser represents that he or she has consulted any tax consultants he or she deems advisable in connection with the purchase or disposition of the Shares and that he or she is not relying on the Company for any tax advice. Purchaser understands that, prior to the issuance of any Shares, Purchaser will have to make satisfactory arrangements with the Company to satisfy any withholding requirements applicable to the exercise of the option.

5.     Speculative Investment. The Purchaser understands that an investment in the Shares is a speculative investment which involves a high degree of risk of loss of the Purchaser’s investment therein. The Purchaser is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of the Purchaser’s investment in such securities.

6.     Underwriter Lock-Up. The Purchaser agrees (i) to the extent requested in writing by a managing underwriter, if any, of any underwritten public offering pursuant to a registration or offering of equity securities of the Company not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, the Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 180 days or such shorter period as the Company or any executive officer or director of the Company shall agree to and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell the Shares or any other equity securities of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 180 days or such shorter period as the Company or any executive officer or director of the Company shall agree to.iii

iii In addition, the Stockholders Agreement will provide that, during the three-year period following an Initial Public Offering, the Purchaser shall be prohibited from selling a number of Shares that at the time of sale is in excess of the greater of (i) 15% of the total number of Shares held by Purchaser immediately following the IPO, multiplied by the number of 12-month periods that have elapsed since the IPO, and (ii) a number of Shares determined by multiplying the number of Shares held by the Purchaser immediately following the IPO by a percentage determined by subtracting from the number one a fraction, the numerator of which is the number of Shares held by Onex on the date of the Purchaser’s proposed sale of Shares and the denominator of which is the number of Shares held by Onex immediately following the IPO.

Please record the ownership of such Shares in the name of:

Name:

Address:

Social Security or Tax I.D. Number

Signature

Dated______________, 20__